PERSONAL GUARANTY

To induce Legacy Housing, LTD, ("Legacy") to extend to Wisdom Homes of America Inc. ("Dealer") credit for the purpose of flooring and/or consigning manufactured housing inventory, the undersigned ("Guarantor") does hereby guaranty to Legacy the due, regular and punctual payment and prompt performance of all debts or obligations of any kind or character which Dealer now owes Legacy or which Dealer shall at any time or from time to time hereafter owe to Legacy.

Guarantor also agrees to indemnify Legacy and hold it harmless against and from all obligations, demands and liabilities, by whomsoever asserted, and against all losses in any way suffered, incurred or paid by Legacy as a result of or in any way arising out of, or following, or consequential to Legacy's transactions with Dealer.

The liability for Guarantor hereunder is direct and unconditional and may be enforced without requiring Legacy first to resort to any right, remedy or security. Guarantor shall not have any right of subrogation, reimbursement or indemnity whatsoever, nor any right to security for the debts and obligations of Dealer to Legacy unless and until all of said debts and obligations have been paid in full. Nothing shall discharge or satisfy the liability of the Guarantor hereunder except the full payment and performance of all of Dealer's debts and obligations to Legacy.

Guarantor agrees that he can not avail himself of any defense whatsoever which Dealer may have against Legacy other than the payment of debts or obligations. Guarantor hereby for himself, his heirs, executors and personal representatives waives all defenses given to sureties or Guarantors at law or in equity other than the payment of said debts or obligations.

Notice of acceptance of this Guaranty, of any default by Dealer and of any adverse change in Dealer's financial condition or of any other fact which might materially increase any Guarantor's risk is hereby waived. Presentment, protest and demand and notice of protest and demand that may be required in connection with such debts obligations are hereby waived. The extension of time of payment, performance of agreements or obligation or any other indulgence which may be granted to Dealer without notice to Guarantor, and all settlements, compromises, compositions, accounts stated and agreed balances made in good faith with Dealer, shall be binding upon the Guarantor. GUARANTOR HEREBY WAIVES ANY AND ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR BASED UPON THIS GUARANTY.

If Dealer or Guarantor should at any time become insolvent or make general assignment, or if a petition in bankruptcy or any insolvency or reorganization proceedings shall be filed or commenced by or against Dealer, or if either Guarantor shall die, then the obligations pursuant to the Guaranty shall forthwith become due and payable without notice. In the event of default in the performance of this Guaranty, the Guarantor agrees to pay all reasonable court cost, attorney's fees and other expenses paid or incurred by Legacy in the enforcement hereof.

This Guaranty is, as to Guarantor, a continuing guaranty, which shall remain effective, until terminated as provided herein. Guarantor may terminate this Guaranty upon sixty (60) days prior written notice to Legacy by registered or certified mail. As to all financial accommodations extended by Legacy, contingent or absolute, up to the time of the receipt of such notice, the Guaranty shall be continuing and unconditional until the same are fully paid,

performed and discharged. The death of Guarantor shall not cause termination of this Guaranty as to such deceased Guarantor.

Guarantor affirms that the address for each and every home floored with or consigned by Legacy will always be made available, and that at Legacy's request, all homes will be made available to a representative of Legacy for viewing and inspection. Guarantor further affirms that all proceeds or money received for any house will immediately be presented to Legacy for the reduction of the floored principal balance or consignment value of each particular house, and that no funds will be received by Guarantor or Dealer until the flooring or consignment obligation for that particular house has been satisfied.

This Guaranty constitutes the entire agreement between the parties and no waivers or modification hereof shall be valid unless in writing and signed by Legacy. This Guaranty is assignable by Legacy only, shall be construed liberally in Legacy's favor and shall bind (jointly and severally) the heirs, executors, administrators and successors of the Guarantor and shall inure to the benefit of Legacy and Legacy's successors and assigns and also to any of Legacy's existing or future affiliates which may extend credit to Dealer.

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Burnett Hunt, Guarantor
448 Pyle Lane
Jacksboro, TX 76458

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Date 5/9/14

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(witness)

Brat Nelms

Printed Name of Witness

BN